JPMorgan Chase Financial Company LLC	May 2021

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated May 21, 2021

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. However, if the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an equally weighted basket of the four exchange-traded funds specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Shares of the Energy Select Sector SPDR® Fund (the “XLE ETF”)	XLE UP Equity	25.00%
	Shares of the Financial Select Sector SPDR® Fund (the “XLF ETF”)	XLF UP Equity	25.00%
	Shares of the SPDR® Gold Trust (the “GLD ETF”)	GLD UP Equity	25.00%
	Shares of the VanEck Vectors® Oil Services ETF (the “OIH ETF”)	OIH UP Equity	25.00%
We refer to the XLE ETF, the XLF ETF, the GLD ETF and the OIH ETF as the ETFs, and we refer to shares of the ETFs as the ETF Shares and the basket components.
Aggregate principal amount:	$3,118,200
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,
$10 × basket performance factor
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	150%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	$14.80 (148.00% of the stated principal amount) per PLUS
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	May 21, 2021
Original issue date (settlement date):	May 26, 2021
Valuation date:	May 21, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	May 24, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:	46652Y877 / US46652Y8773
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$10.00	$0.25(2)	$9.70
$0.05(3)
Total	$3,118,200.00	$93,546.00	$3,024,654.00

(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.25 per $10 stated principal amount PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount PLUS

The estimated value of the PLUS on the pricing date was $9.397 per $10 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for that basket component on the valuation date
Share return:	With respect to each ETF, (final share price – initial share price) initial share price
Initial share price:	With respect to each ETF, the closing price of one applicable ETF Share on the pricing date, which was $52.16 for the XLE ETF, $37.58 for the XLF ETF, $176.04 for the GLD ETF and $212.76 for the OIH ETF
Final share price:	With respect to each ETF, the closing price of one applicable ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one applicable ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF, the share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
May 2021	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 3 years
Leverage factor:	150%
Maximum payment at maturity:	$14.80 (148.00% of the stated principal amount) per PLUS
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:	25.00% for the XLE ETF, 25.00% for the XLF ETF, 25.00% for the GLD ETF and 25.00% for the OIH ETF

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each ETF is a “Fund.”

May 2021	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the PLUS pay the stated principal amount of $10 plus a return equal to 150% of the basket percent increase, subject to the maximum payment at maturity of $14.80 (148.00% of the stated principal amount) per PLUS.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $10 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the PLUS will pay an amount that is less than the stated principal amount by 30%, or $7.00 per PLUS.)

May 2021	Page 4

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	150%
Maximum payment at maturity:	$14.80 (148.00% of the stated principal amount) per PLUS

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount PLUS investors will receive the $10 stated principal amount plus a return equal to 150% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor will realize the maximum payment at maturity at a final basket value of 132.00% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $10 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $5 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

May 2021	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical closing prices of the ETF Shares in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The actual initial share price of each ETF will be the closing price of one applicable ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of each applicable ETF Share, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
XLE Shares	25.00%	$30.00	$30.75	+2.50%
XLF Shares	25.00%	$40.00	$41.00	+2.50%
GLD Shares	25.00%	$20.00	$20.50	+2.50%
OIH Shares	25.00%	$10.00	$10.25	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($30.75 – $30.00) / $30.00] × 25.00% = 0.625%
[($41.00 – $40.00) / $40.00] × 25.00% = 0.625%
[($20.50 – $20.00) / $20.00] × 25.00% = 0.625%
[($10.25 – $10.00) / $10.00] × 25.00% = 0.625%
0.625% + 0.625%+ 0.625%+ 0.625% = 2.50%
Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii) the basket percent increase, or:

$10 × 150% × 2.50% = $0.375

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $14.80 per PLUS, the payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.375 = $10.375

May 2021	Page 6

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
XLE Shares	25.00%	$30.00	$45.00	+50.00%
XLF Shares	25.00%	$40.00	$60.00	+50.00%
GLD Shares	25.00%	$20.00	$30.00	+50.00%
OIH Shares	25.00%	$10.00	$15.00	+50.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($45.00 – $30.00) / $30.00] × 25.00% = 12.50%
[($60.00 – $40.00) / $40.00] × 25.00% = 12.50%
[($30.00 – $20.00) / $20.00] × 25.00% = 12.50%
[($15.00 – $10.00) / $10.00] × 25.00% = 12.50%
12.50% + 12.50% + 12.50% + 12.50% = 50.00%
Final basket value	=	100 × (1 + 50.00%), which equals 150.00
Basket percent increase	=	(150.00 – 100) / 100, which equals 50.00%

The payment at maturity per PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii) the basket percent increase, or:

$10 × 150% × 50.00% = $7.50

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $14.80 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $14.80 per PLUS.

May 2021	Page 7

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
XLE Shares	25.00%	$30.00	$15.00	-50.00%
XLF Shares	25.00%	$40.00	$40.80	+2.00%
GLD Shares	25.00%	$20.00	$20.40	+2.00%
OIH Shares	25.00%	$10.00	$10.20	+2.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($15.00 – $30.00) / $30.00] × 25.00% = -12.50%
[($40.80 – $40.00) / $40.00] × 25.00% = 0.50%
[($20.40 – $20.00) / $20.00] × 25.00% = 0.50%
[($10.20 – $10.00) / $10.00] × 25.00% = 0.50%
(-12.50%) + 0.50% + 0.50% + 0.50% = -11.00%
Final basket value	=	100 × (1 + (-11.00%)), which equals 89
Basket performance factor	=	89 / 100, which equals 89.00%

In the above example, the final share prices of all the basket components except for the XLE Shares (with a combined weighting of 75.00% of the basket) are each higher than their respective initial share prices, but the final share price of the XLE Shares (with a weighting of 25.00% of the basket) is lower than its initial share price. Accordingly, although the final share prices of 75.00% of the basket components (by weight) have increased in value over their respective initial share prices, the final share price of the other 25.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $10 times the basket performance factor; or

($10 × 89.00%) = $8.90

The payment at maturity per PLUS will be $8.90, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $14.80 (148.00% of the stated principal amount) per PLUS. Because the maximum payment at maturity will be limited to 148.00% of the stated principal amount for the PLUS, any increase in the final basket value by more than 32.00% will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The PLUS are linked to an equally weighted basket consisting of the ETFs. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.

Even if the treatment of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the PLUS. In addition, long-term capital gain that you would otherwise recognize in respect of your PLUS up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any basket component, the calculation of the final share price of any ETF in the event of a discontinuation of an ETF or any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the basket components and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially have affected the initial index value or initial share price, as applicable, of a basket component and, therefore, could potentially increase the value that the final index value or final share price, as applicable, of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.

In addition, the benchmark price of gold, the GLD ETF’s reference commodity, is administered by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price. Furthermore, our affiliate is the custodian of the GLD ETF. We and our affiliates will have no obligation to consider your interests as a holder of the PLUS in taking any actions in connection with our roles as a price participant and a custodian that might affect the GLD ETF or the PLUS.

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS exceeds the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the PLUS;
o	the dividend rates on the ETF Shares and the equity securities included in or held by the basket components;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events to the ETFs that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

May 2021	Page 12

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risks Relating to the Basket Components

▪	JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the PLUS in taking any corporate action that might affect the value of the XLF Shares or the PLUS.
▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investing in the PLUS is not equivalent to investing in the basket, the basket components, any component stocks or component commodities. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETFs, the stocks that are held by any ETF or the commodities held by any ETF.
▪	Adjustments to the ETFs or the indices tracked by the ETFs could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETFs and the indices tracked by the ETFs (each, a “reference index”) can add, delete or substitute the components of the ETFs or the applicable reference index, or make other methodological changes that could change the value of the ETFs or the applicable reference index. Any of these actions could adversely affect the price of the ETFs and, consequently, the value of the PLUS.
▪	There are risks associated with the ETFs. Although the ETFs are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETFs or that there will be liquidity in the trading market. The ETFs are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETFs, and consequently, the value of the PLUS.
▪	The performance and market value of each ETF, particularly during periods of market volatility, may not correlate with the performance of that ETF’s reference index or reference commodity, as applicable, as well as the net asset value per applicable ETF Share. Each ETF that tracks a reference index does not fully replicate its reference index and may hold securities different from those included in its reference index. In addition, the performance of each such ETF will reflect additional transaction costs and fees that are not included in the calculation of its reference index. All of these factors may lead to a lack of correlation between the performance of an ETF that tracks a reference index and that reference index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its reference index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

In addition, the GLD ETF does not fully replicate the performance of gold (the “reference commodity”) due to the fees and expenses charged by the GLD ETF or by restrictions on access to the reference commodity due to other circumstances. The GLD ETF does not generate any income, and as the GLD ETF regularly sells its reference commodity to pay for ongoing expenses, the amount of its reference commodity represented by each share gradually declines over time. The GLD ETF sells its reference commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its reference commodity. The sale by the GLD ETF of its reference commodity to pay expenses at a time of low prices for its reference commodity could adversely affect the value of the PLUS. Additionally, there is a risk that part or all of the GLD ETF’s holdings in its reference commodity could be lost, damaged or stolen. Access to the GLD ETF’s reference commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the GLD ETF and its reference commodity. In addition, because the shares of the GLD ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the GLD ETF may differ from the net asset value per share of the GLD ETF.

During periods of market volatility, securities underlying each ETF that tracks a reference index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected. This kind of market

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of each ETF may not correlate with the performance of its reference index or reference commodity, as applicable, as well as its net asset value per ETF Share, which could materially and adversely affect the value of the PLUS in the secondary market and/or reduce any payment on the PLUS.

▪	The PLUS are subject to risks associated with the energy sector with respect to the XLE ETF. All or substantially all of the equity securities underlying the XLE ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities underlying the XLE ETF and the price of one share of the XLE ETF during the term of the PLUS, which may adversely affect the value of the PLUS.
▪	The PLUS are subject to risks associated with the financial sector with respect to the XLF ETF. All or substantially all of the equity securities underlying the XLF ETF are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities) or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities underlying the XLF ETF and the price of one share of the XLF ETF during the term of the PLUS, which may adversely affect the value of your PLUS.
▪	The XLF ETF recently no longer provides exposure to the real estate sector with respect to the XLF ETF. The XLF ETF seek to track the Financial Select Sector Index. In September 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”) and the XLF ETF implemented a corresponding change to its portfolio by divesting real estate stocks representing nearly 20% of its net asset value. As a result, the XLF ETF no longer hold real estate stocks. Consequently, the XLF ETF are less diversified, and is more concentrated in the financial sector, than it was before this change to its portfolio. These changes represent a significant change in the nature of the
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

XLF ETF and their holdings and could adversely affect the performance of the and, in turn, the value of the PLUS.

▪	The GLD ETF is not an investment company or commodity pool and will not be subject to regulation under the investment company act of 1940, as amended, or the commodity exchange act. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
▪	The PLUS are subject to risks associated with gold with respect to the GLD ETF. The investment objective of the GLD ETF is to reflect the performance of the price of gold bullion, less the expenses of the GLD ETF’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
▪	There are risks relating to commodities trading on the LBMA with respect to the GLD ETF. The investment objective of the GLD ETF is to reflect the performance of the price of gold bullion, less the expenses of the GLD ETF’s operations. The price of gold is determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the PLUS. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.
▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally with respect to the GLD ETF. The GLD ETF is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The GLD ETF’s reference commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the PLUS carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
▪	The PLUS are subject to risks associated with the oil services sector with respect to the OIH ETF. All or substantially all of the equity securities held by the OIH ETF are issued by companies whose primary line of business is directly associated with the oil services sector. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The profitability of oil services companies is related to worldwide energy prices, including all sources of energy and exploration and production spending. The price of energy, the earnings of oil services companies and the value of these companies’ securities are subject to significant
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

volatility.  Oil services companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business.  Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

Oil services companies are exposed to significant and numerous operating hazards.  Oil services companies can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate.  The revenues of oil services companies may be negatively affected by contract termination and renegotiation.  Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.  Oil services companies may also be adversely affected by environmental damage claims and other types of litigation.  Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas.  The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, social unrest and acts of war, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States.  Some oil services companies are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business, which could adversely affect their operating results.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the equity securities held by the OIH ETF and the price of one share of the OIH ETF during the term of the PLUS, which may adversely affect the value of your PLUS.

▪	The PLUS are subject to risks associated with securities issued by non-U.S. companies with respect to the OIH ETF. Some of the equity securities held by the OIH ETF have been issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.
▪	The anti-dilution protection for the ETFs is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETFs. However, the calculation agent will not make an adjustment in response to all events that could affect the ETFs. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of four exchange-traded funds.

Basket Components

The Energy Select Sector SPDR® Fund.  The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.  The Energy Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels.  For additional information about the Energy Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

The Financial Select Sector SPDR® Fund.  The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index.  The Financial Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: banks; thrifts & mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”); and insurance.  For additional information about the Financial Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

The SPDR® Gold Trust.  The SPDR® Gold Trust is an investment trust sponsored by World Gold Trust Services, LLC.  The investment objective of the SPDR® Gold Trust is for its shares to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations.  The SPDR® Gold Trust holds gold bars.  For additional information about the SPDR® Gold Trust, see “Fund Descriptions — The SPDR® Gold Trust” in the accompanying underlying supplement.

The VanEck Vectors® Oil Services ETF.  The VanEck Vectors® Oil Services ETF is an exchange-traded fund of the VanEck Vectors® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index.  The MVIS® US Listed Oil Services 25 Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector.  For additional information about the VanEck Vectors® Oil Services ETF, see “Fund Descriptions — The VanEck Vectors ETFs” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket component information as of May 21, 2021
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The Energy Select Sector SPDR® Fund	XLE	$52.16	$38.72 (on 5/21/2020)	$54.73 (on 5/17/2021)	$27.71 (on 10/28/2020)	25.00%
The Financial Select Sector SPDR® Fund	XLF	$37.58	$22.00 (on 5/21/2020)	$37.95 (on 5/17/2021)	$21.92 (on 5/22/2020)	25.00%
The SPDR® Gold Trust	GLD	$176.04	$162.25 (on 5/21/2020)	$193.89 (on 8/6/2020)	$157.49 (on 3/8/2021)	25.00%
The VanEck Vectors® Oil Services ETF	OIH	$212.76	$114.67 (on 5/21/2020)	$226.60 (on 3/10/2021)	$90.72 (on 10/28/2020)	25.00%

The following graph is calculated to show the performance of the basket during the period from January 4, 2016 through May 21, 2021, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 4, 2016 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 4, 2016 through May 21, 2021

140
120
100
80
60
40
20
0
Basket Level (Assuming a Starting Basket Level of 100)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg & JPMorgan

The following graphs set forth the official daily closing prices for each of the basket components for the period from January 4, 2016 through May 21, 2021. The related tables set forth the published high and low, as well as end-of-quarter, values for each respective basket component for each quarter in the same period. The closing prices on May 21, 2021 were, in the case of the XLE Shares, $52.16, in the case of the XLF Shares, $37.58, in

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

the case of the GLD Shares, $176.04 and in the case of the OIH Shares, $212.76. We obtained the closing value information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing prices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

May 2021	Page 19

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the Energy Select Sector SPDR® Fund January 4, 2016 through May 21, 2021

90
80
70
60
50
40
30
20
10
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

Energy Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$63.76	$51.77	$61.89
Second Quarter	$69.55	$60.20	$68.24
Third Quarter	$71.84	$65.16	$70.61
Fourth Quarter	$77.83	$67.77	$75.32
2017
First Quarter	$76.17	$68.24	$69.90
Second Quarter	$70.90	$63.95	$64.92
Third Quarter	$68.49	$62.00	$68.48
Fourth Quarter	$72.60	$67.08	$72.26
2018
First Quarter	$78.03	$66.02	$67.41
Second Quarter	$78.91	$66.06	$75.94
Third Quarter	$77.37	$71.91	$75.74
Fourth Quarter	$77.79	$53.84	$57.35
2019
First Quarter	$67.29	$57.90	$66.12
Second Quarter	$68.61	$58.77	$63.71
Third Quarter	$64.44	$55.85	$59.20
Fourth Quarter	$61.99	$55.90	$60.04
2020
First Quarter	$60.87	$23.57	$29.06
Second Quarter	$46.86	$27.62	$37.85
Third Quarter	$38.58	$29.95	$29.95
Fourth Quarter	$41.60	$27.71	$37.90
2021
First Quarter	$53.57	$37.96	$49.06
Second Quarter (through May 21, 2021)	$54.73	$47.07	$52.16

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the Financial Select Sector SPDR® Fund January 4, 2016 through May 21, 2021

40
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

In September 2016, the XLF ETF made a significant change to its portfolio so that it no longer holds real estate stocks.  The historical performance of the XLF ETF shown above and below might have been meaningfully different had the XLF ETF not held real estate stocks prior to September 19, 2016.

Financial Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$19.05	$15.96	$18.27
Second Quarter	$19.37	$17.42	$18.56
Third Quarter	$19.95	$18.19	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter	$30.94	$26.78	$30.78
2020
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter	$29.48	$23.61	$29.48
2021
First Quarter	$34.77	$28.95	$34.05
Second Quarter (through May 21, 2021)	$37.95	$34.47	$37.58

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the SPDR® Gold Trust January 4, 2016 through May 21, 2021

250
200
150
100
50
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

SPDR® Gold Trust	High	Low	Period End
2016
First Quarter	$121.50	$102.89	$117.64
Second Quarter	$126.68	$115.62	$126.47
Third Quarter	$130.52	$124.78	$125.64
Fourth Quarter	$125.32	$107.34	$109.61
2017
First Quarter	$119.70	$110.47	$118.72
Second Quarter	$123.10	$116.04	$118.02
Third Quarter	$128.13	$115.28	$121.58
Fourth Quarter	$123.82	$118.01	$123.65
2018
First Quarter	$128.83	$124.31	$125.79
Second Quarter	$128.11	$118.22	$118.65
Third Quarter	$119.15	$111.10	$112.76
Fourth Quarter	$121.25	$112.54	$121.25
2019
First Quarter	$126.70	$121.02	$122.01
Second Quarter	$134.20	$119.94	$133.20
Third Quarter	$146.66	$130.62	$138.87
Fourth Quarter	$142.90	$137.01	$142.90
2020
First Quarter	$157.81	$138.04	$148.05
Second Quarter	$167.37	$149.45	$167.37
Third Quarter	$193.89	$166.62	$177.12
Fourth Quarter	$183.19	$166.67	$178.36
2021
First Quarter	$182.87	$157.49	$159.96
Second Quarter (through May 21, 2021)	$176.04	$161.92	$176.04

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the VanEck Vectors® Oil Services ETF January 4, 2016 through May 21, 2021

800
700
600
500
400
300
200
100
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

VanEck Vectors® Oil Services ETF	High	Low	Period End
2016
First Quarter	$558.60	$427.00	$532.20
Second Quarter	$617.40	$509.00	$585.00
Third Quarter	$601.00	$526.40	$585.60
Fourth Quarter	$701.80	$549.80	$667.00
2017
First Quarter	$700.20	$589.20	$616.20
Second Quarter	$624.60	$482.60	$495.80
Third Quarter	$524.40	$435.20	$521.40
Fourth Quarter	$521.40	$467.00	$521.00
2018
First Quarter	$587.40	$467.00	$477.40
Second Quarter	$590.20	$466.00	$525.40
Third Quarter	$542.00	$464.00	$503.80
Fourth Quarter	$520.40	$266.40	$280.60
2019
First Quarter	$357.80	$287.40	$344.60
Second Quarter	$371.20	$261.60	$296.40
Third Quarter	$301.80	$217.80	$235.00
Fourth Quarter	$269.20	$216.40	$265.00
2020
First Quarter	$275.20	$67.80	$80.40
Second Quarter	$173.58	$75.20	$121.88
Third Quarter	$141.91	$97.37	$97.71
Fourth Quarter	$167.32	$90.72	$154.00
2021
First Quarter	$226.60	$156.79	$191.14
Second Quarter (through May 21, 2021)	$225.08	$174.22	$212.76

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS is lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the
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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of the PLUS at the issue price. The PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the PLUS. In addition, long-term capital gain that you would otherwise recognize in respect of your PLUS up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the PLUS described above, in which case the timing and character of any income or loss on your PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Supplemental use of proceeds	The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for

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JPMorgan Chase Financial Company LLC

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Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

and hedging:

an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the PLUS will be made against payment for the PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Exchange-Traded Funds due May 24, 2024
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

May 2021	Page 27